UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 2, 2006
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On August 2, 2006, Cincinnati Bell Inc. reported its financial results for the second quarter 2006. The earnings release is attached as Exhibit 99.1. The attached exhibit is furnished pursuant to this Item 2.02 of Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
Exhibit 99.1 Press release dated August 2, 2006
Forward Looking Statements
     Certain of the statements and predictions contained in this report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this report represent Company estimates as of August 2, 2006. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Form 8-K	Cincinnati Bell Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson

Christopher J. Wilson
Vice President, General Counsel & Secretary
Date: August 2, 2006

Exhibit Index

Exhibit No.	Exhibit

99.1	Press release dated August 2, 2006